Exhibit 10.7

FORM OF MFI HOLDING CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of [•], 2010 (the “Date of Grant”), between MFI Holding Corporation, a Delaware corporation (the “Company”), and [•] (the “Optionee”).

R E C I T A L S:

WHEREAS, the Company has adopted the MFI Holding Corporation Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Optionee pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Optionee the right and option to purchase all or any part of such aggregate number of Shares (the “Option Shares”), at a corresponding Option Price, as set forth on Exhibit 1, in each case subject to adjustment as set forth in the Plan. To the extent Exhibit 1 identifies multiple groups of Option Shares with corresponding Option Prices, each such group of Option Shares, for the avoidance of doubt, will be treated as if it were a separate Option, each of which may be exercised individually, and this Agreement shall be construed accordingly. References hereinafter to the Option shall refer to each such group of Option Shares severally. The Option is granted pursuant to Section 5 of the Plan and is governed in all respects by the Plan and the terms and conditions set forth herein. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall commence on the Date of Grant and, unless the Option is earlier terminated or canceled as provided elsewhere herein, shall expire at 5:00 PM (Eastern time) on the tenth (10th) anniversary of the Date of Grant (the “Term”). Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting. Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested and exercisable with respect to 100% of the aggregate number of the Option Shares upon the consummation of a Liquidity Event. For purposes of determining whether a Liquidity Event has occurred, the applicable Return on Initial Investment threshold is 2.0.

3. Exercise of Option.

(a) Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice in substantially the form attached hereto or such other form as the Committee may require from time to time (the “Exercise Notice”) to the Company; provided, however, that the Optionee shall give thirty (30) days’ advance notice to the Company of the Optionee’s intention to deliver an Exercise Notice (which time period may be waived in whole or in part by the Company). The delivery of such advance notice, for the avoidance of doubt, shall in no way obligate the Optionee to deliver an Exercise Notice. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Shares in respect of which the Option is being exercised (the “Purchased Shares”) and shall be signed by the Optionee or, where applicable, by the Optionee’s legal representative.

(b) Deliveries. The Exercise Notice shall be accompanied by (A) payment in full of the Option Price in cash or by check or wire transfer; provided, however, that, in the discretion of the Committee, payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued at the aggregate Fair Market Value thereof on the date of such exercise), or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise by that number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that, in either case, the Company is not then prohibited from purchasing or acquiring such Shares and (B) if the Optionee is not then a party to the Stockholders Agreement, a fully executed Stockholders Agreement (a copy of which, in the form to be executed by the Optionee (which may differ from Optionee to Optionee and from time to time), will be supplied to the Optionee) and an undated stock power.

(c) Issuance of Shares. Upon receipt of the Exercise Notice, full payment for the Purchased Shares and a fully executed Stockholders Agreement and stock power, and subject to Section 3(d) below and Section 9(a) of the Plan, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the Purchased Shares.

(d) Conditions. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in good faith determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may

2

include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of an Exercise Notice, and prior to completion of the exercise, the Optionee will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(e) Exercise by Optionee During Optionee’s Lifetime. During the Optionee’s lifetime, the Option shall be exercisable only by the Optionee. In the event of the Optionee’s death, to the extent that the Vested Portion of the Option remains as provided in Section 4, it shall be exercisable by the Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4 (and the term “Optionee” shall be deemed to include such person or persons). Any such executor or administrator or other person or persons shall have all of the rights and obligations of the Optionee herein.

(f) Rights as a Stockholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Stockholders Agreement and stock power to the Company, (c) the Company shall have issued the Shares to the Optionee, and (d) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholders Agreement.

4. Termination of Employment.

(a) Employment Termination. If the Optionee shall no longer be Employed by the Company or any of its Affiliates for any reason (“Terminated” or a “Termination”), the Option (i) if it has not become vested and exercisable pursuant to Section 2, shall be automatically canceled without payment of consideration therefor and (ii) if it has become vested and exercisable pursuant to Section 2 shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the Term of the Option, and, until exercised, the Option shall continue to be subject to the terms of this Agreement. Any portion of the Option that the Optionee does not exercise within the Post-Termination Exercise Period shall terminate and shall be of no further force and effect following the close of business on the last day of the Post-Termination Exercise Period. Notwithstanding the foregoing, if the Optionee’s Employment is Terminated for Cause, the Option shall immediately be cancelled without payment of consideration therefor.

(b) Post-Termination Exercise Period. The “Post-Termination Exercise Period” shall mean the period commencing on the date of the Optionee’s Termination and ending on (i) in the case of a Termination other than by reason of the Optionee’s death or Disability, 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of the Optionee’s Termination and (ii) in the case of a Termination by reason of the Optionee’s death or Disability, the expiration of the Term.

3

5. Certain Definitions.

(a) “Return on Initial Investment” shall mean, as of any date of determination, a fraction, the numerator of which is the Aggregate Value Received (as defined below) on or prior to such date of determination and the denominator of which is the aggregate amount of all capital invested by the Existing Owner Group (whether in cash or the contribution of shares of M-Foods Holdings, Inc. or otherwise) in the Company on or prior to (but not after) the closing of the Merger in exchange for Common Stock. For purposes of the foregoing, “Aggregate Value Received” shall mean, as of any date of determination, the gross return realized by the Existing Owner Group on or prior to the date of determination with respect to the shares of Common Stock acquired at the closing of the Merger and any other shares of Common Stock or other equity securities of any kind (but for the avoidance of doubt, excluding debt securities) of the Company or any of its Subsidiaries acquired at any time by the Existing Owner Group (such Common Stock and any such equity securities (including any and all equity securities of any kind whatsoever of the Company which may be issued in respect of, or in exchange for, such equity securities pursuant to a merger, consolidation, stock split, stock dividend or recapitalization or otherwise) being referred to herein as the “Applicable Equity Securities”), which shall include the following (in each case, however, net of direct expenses incurred by the Existing Owner Group (other than income and gains taxes) in connection with the realization of such amounts) to the extent received, paid or otherwise realized, as applicable, on or prior to such date of determination: the amount of cash or the Fair Market Value of Marketable Securities (as defined below) received (or previously received) by the Existing Owner Group (i) as a result of a sale of Applicable Equity Securities by the Existing Owner Group, (ii) in connection with the redemption of Applicable Equity Securities and (iii) as dividends (whether or not extraordinary), distributions or other payments made (or previously paid) in respect of the Applicable Equity Securities (including in connection with a recapitalization or any similar transaction).

(b) “Marketable Securities” shall mean securities (i) issued by an issuer with a market capitalization equal to or greater than $2,000,000,000; (ii) that are of a class of securities listed on a major national or international stock exchange; (iii) that constitute, in the aggregate, not more than 25% of the outstanding securities of such class; and (iv) that are or were issued to the holder thereof in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), or the resale of which by the holder thereof is registered under the Securities Act and are otherwise freely tradable by the holder thereof without restriction under applicable laws; it being understood, for the avoidance of doubt, that if securities are not Marketable Securities at the time received by the Existing Owner Group but later become Marketable Securities in accordance with the foregoing, such securities shall be deemed Marketable Securities from and after such later date.

6. Certain Adjustments. Subject to the Optionee’s continued Employment on the date of any dividend or distribution (or, following the date on which the Company has any class of securities registered under Section 12 of the Exchange Act, an extraordinary dividend or distribution), the Committee shall use its power pursuant to Section 3(c)(ii) of the Plan to equitably reduce the Option Price to reflect such dividend or distribution; provided, that if such adjustment may not be made without resulting in a deemed exercise of such Option for tax purposes, the Option shall be otherwise adjusted by the Committee pursuant to Section 3(c) of

4

the Plan in a manner that preserves the intrinsic value of the Option prior to such dividend or distribution.

7. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company or its Affiliates to continue the Employment of the Optionee and shall not lessen or affect the Company’s or any of its Affiliates’ right to terminate the Employment of the Optionee.

8. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions set forth in the Stockholders Agreement and/or as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Transferability. The Option and the Optionee’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates. No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

10. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. In the discretion of the Committee, the Optionee may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Shares (including Purchased Shares) having a Fair Market Value on the date of exercise equal to the withholding tax obligations, provided that the Company is not then prohibited from purchasing or acquiring such Shares.

11. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

12. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan or this Agreement shall be given by personal delivery, by telecopier or similar facsimile means, by registered or certified first-class U.S. mail, return receipt requested and postage prepaid, or by express courier or recognized overnight delivery service, charges prepaid. If directed to the Company, any such notice shall be addressed to the Company’s principal executive office, to the Company’s Secretary, or to such other address, person or telecopier

5

number as the Company may designate from time to time. If directed to the Optionee, any such notice or communication shall be addressed to him or her at the most recent address of the Optionee on file with the Company. Any such notice shall be deemed given: (a) when delivered personally to the recipient; (b) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); (c) on the date five days after the date mailed, if sent by registered or certified first-class U.S. mail, return receipt requested and postage prepaid; and (d) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by express courier or recognized overnight delivery service, charges prepaid. Whenever the giving of notice is required pursuant to the provisions of the Plan or this Agreement, the giving of such notice may be waived by the party entitled to receive such notice.

13. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

14. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court located in the County of New Castle. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Option Subject to Plan. By entering into this Agreement, the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

6

16. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

MFI Holding Corporation

By:
Name:
Title:

Agreed and acknowledged as of the Date of Grant:

[Insert Optionee’s Name]

CONSENT OF SPOUSE

The undersigned spouse of the Optionee has read and hereby approves the terms and conditions of the Plan and this Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.

Spouse of the Optionee

Exhibit 1

Option Shares	Option Price
[•]	$4,457.97
[•]	$5,943.96
[•]	$6,934.62

SCHEDULE I

Please check any and all boxes that apply and initial in the space indicated; you must check at least one box:

☐	(i) The Optionee’s individual net worth, or joint net worth with the Optionee’s spouse, as of the date indicated below, exceeds $1,000,000;

For purposes of this paragraph (i), “net worth” shall mean the Optionee’s assets minus liabilities, provided that the value of such Optionee’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

☐	(ii) The Optionee had individual income in excess of $200,000 in each of the two most recent years, or joint income with the Optionee’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

☐	(iii) None of the statements above apply.

Optionee’s initials:

Dated:

MFI HOLDING CORPORATION

NOTICE OF OPTION EXERCISE

Subject to the terms and conditions hereof, the undersigned (the “Purchaser”) hereby elects to exercise his or her option to purchase                    shares of common stock (the “Shares”) of MFI Holding Corporation (the “Company”) under the MFI Holding Corporation Equity Incentive Plan (the “Plan”) and the Nonqualified Stock Option Agreement dated as of [•], 2010 (the “Option Agreement”). The purchase price for the Shares shall be $            per Share for a total purchase price of $             (subject to applicable withholding taxes). The Purchaser tenders herewith payment of the full exercise price in the form of cash, by check or by wire transfer. The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

In connection with the purchase of Shares, Purchaser represents and covenants the following:

1. Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. The Purchaser is relying on his or her own business judgment and knowledge and the advice of his or her own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, in making the decision to purchase the Shares. The Purchaser, either alone or with his or her advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the purchase of the Shares and has the capacity to protect his or her own interests in connection with such purchase. In furtherance of the foregoing, the Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company and its subsidiaries or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company or any of its subsidiaries, and (ii) the Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in the Company.

2. Investment Intent. The Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable provision of state securities laws. The Purchaser does not have any present intention to transfer the Shares to any person or entity.

3. Securities Laws; Transfer Restrictions. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless (i) they are subsequently registered under the Securities Act or any applicable provision of state securities laws or (ii) an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. In addition, the Purchaser acknowledges and understands that there are substantial restrictions on the transferability of the Shares under the Stockholders Agreement, dated as of June 29, 2010 (the “Stockholders Agreement”), which the Purchaser will become a party to as a condition to the purchase of the Shares. The Purchaser understands that the certificate or certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares except in compliance with the Securities Act or applicable state securities laws and except in accordance with the provisions of the Stockholders Agreement, and that the Company will retain physical possession of the Shares as provided in the Stockholders Agreement.

4. Rules 144 and 701. The Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions. The Purchaser understands that the Company provides no assurances as to whether the Purchaser will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the securities has held such securities for certain specified time periods, and, under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph 4, the Purchaser acknowledges and agrees to the restrictions set forth in paragraph 5 below.

5. Burden of Proof. The Purchaser further understands that, in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

6. Tax. The Purchaser understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser represents that he or she has consulted any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that he or she is not relying on the Company for any tax advice. Purchaser understands that, prior to the issuance of any Shares, Purchaser will have to make satisfactory arrangements with the Company to satisfy any withholding requirements applicable to the exercise of the option.

7. Speculative Investment. The Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of the Purchaser’s investment therein. The Purchaser is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in such securities.

8. Underwriter Lock-Up. The Purchaser agrees (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering of equity securities of the Company not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, the Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days or such shorter period as the Company or any executive officer or director of the Company shall agree to and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell the Shares or any other equity securities of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days or such shorter period as the Company or any executive officer or director of the Company shall agree to.

9. Disclosure Memorandum. If the Purchaser checked Box 3 on Schedule I to his or her Option Agreement, the Purchaser has received and read the Disclosure Memorandum dated                    . Other than such Disclosure Memorandum, the Purchaser has not been given any oral or written information, representations or assurances by the Company or any representative thereof in connection with the Purchaser’s purchase of the Shares.

Please issue a certificate or certificates for such Shares in the name of:

Name:

Address:

Social Security or Tax I.D. Number:

Signature

Dated                    , 20        .